UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2005

SPORTS ENTERTAINMENT ENTERPRISES, INC.

(Exact name of registrant as specified in charter)

Colorado	0-17436	84-1034868
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Madison Avenue New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 838-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

SPORTS ENTERTAINMENT ENTERPRISES, INC. d/b/a CKX, Inc.

March 17, 2005

Item 1.01: Entry into a Material Definitive Agreement.

Item 2.01: Completion of Acquisition or Disposition of Assets.

Item 2.03:  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02: Unregistered Sales of Equity Securities.

Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 7.01: Regulation FD Disclosure.

On March 17, 2005, Sports Entertainment Enterprises, Inc., d/b/a CKX, Inc. (the “Company”), through CKX UK Holdings Limited, a wholly-owned subsidiary (“Acquisition Corp”), acquired 19 Entertainment Limited, a private limited company incorporated under the laws of England and Wales (“19 Entertainment”). In connection with its acquisition of 19 Entertainment (the “Acquisition”), the Company entered into a long-term employment agreement with Simon Fuller, 19 Entertainment’s founder and principal shareholder, and the creative force behind its most successful projects.

19 Entertainment is a leading creator and producer of branded entertainment properties, including American Idol in the United States, Pop Idol in the United Kingdom as well as versions of the Pop Idol format in more than 30 countries around the world.  In addition to creating, developing and producing entertainment programming, 19 Entertainment has recording contracts with and/or manages some of the world’s best known musicians and other artists, including the Spice Girls, Annie Lennox, S Club Seven and former American and Pop Idol participants such as Kelly Clarkson, Clay Aiken, Ruben Studdard and Fantasia. 19 Entertainment has also entered into an exclusive global marketing joint venture with David Beckham, one of the most recognized athletes in the world, and Victoria Beckham, an influential symbol in both the fashion and music worlds.  19 Entertainment generates revenue from multiple sources related to its properties, joint ventures and management relationships, including television production, music sales, corporate sponsorship, merchandising and marketing.

The Company acquired 19 Entertainment pursuant to a Share Purchase Agreement dated March 17, 2005 by and among the Company, Acquisition Corp, 19 Entertainment, Mr. Fuller and the other shareholders of 19 Entertainment (the “Purchase Agreement”) for total consideration consisting of £64.5 million (US $124.4 million) in cash and 1,870,558 unregistered shares of the Company’s common stock, no par value per share (“Common Stock”), each paid at closing and an additional £19.2 million (US $36.9 million) in either cash or additional shares of Common Stock following delivery of audited results for 19 Entertainment’s fiscal year ending June 30, 2005.  The issuance of the Common Stock was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation D and/or Regulation S promulgated thereunder.

Pursuant to Mr. Fuller’s new employment agreement, he will continue to serve as President of 19 Entertainment.  The employment agreement is for a term of six years, and provides for the base salary, bonus, incentive compensation, and other benefits for Mr. Fuller.  Mr. Fuller will also be appointed a director of the Company at the next meeting of the Company’s Board of Directors and is expected to play a key role in planning and implementing the Company’s overall creative direction.

In connection with the Acquisition, the size of the Company’s Board of Directors will be expanded from 13 to 15 members, to allow for the appointment of Mr. Fuller as well as the appointment of an additional director who will satisfy the “independence” requirements of the NASDAQ National Market.

The Company financed the Acquisition by borrowing $109.0 million under a Short Term Credit Facility from an affiliate of Bear, Stearns & Co. Inc. (the “Credit Facility”) and through the receipt of cash from the exercise of $25.0 million of outstanding warrants to purchase Common Stock held by Robert F. X. Sillerman and other members of the Company’s management, the Huff Alternative Fund, L.P., the Company’s largest institutional equity investor, and one of its affiliates.  The short term senior loan made pursuant to the Credit Facility (the “Loan”) is a direct obligation of Acquisition Corp.

The Loan is due and payable on February 6, 2006, although the Company is required to repay the Loan immediately with the proceeds from a public offering or private placement of any debt or equity securities, any future bank loan or comparable borrowings, and any future asset sales.  The Loan is also immediately due and payable upon a change in control of the Company, as defined in the Credit Facility.

The Loan bears interest at a rate per annum equal to LIBOR plus (a) 400 basis points through September 16, 2005, (b) 500 basis points from September 17, 2005 through December 16, 2005, and (c) 600 basis points at all times thereafter through maturity, and may be increased upon the happening of certain events.  The Loan is guaranteed by the Company, 19 Entertainment and each of the material subsidiaries of 19 Entertainment and is secured by 100% of the Company’s beneficial ownership interest in Acquisition Corp, 19 Entertainment and its subsidiaries.  The loan is also secured by a second lien on the Company’s ownership interests in EPE Holding Corporation and its subsidiaries.  The Credit Facility places restrictions on Acquisition Corp’s ability, as the borrower, to pay dividends to the Company, as its parent company, to fund corporate expenses.  The Loan also requires the Company to maintain certain financial covenants including (i) a maximum debt to EBITDA ratio, (ii) minimum EBITDA, (iii) minimum tangible net worth and (iv) minimum cash on hand.  If the Company is unable to meet these requirements or satisfy these covenants, Acquisition Corp may not be able to pay dividends to the Company and the Company therefore may not be able to fund all of its obligations.  Under the terms of the Loan, EBITDA is defined as consolidated net income plus income tax expense, interest expense, depreciation and amortization expense, extraordinary charges and non-cash charges and minus interest income, extraordinary gains and any other non-cash income.

The foregoing descriptions of the Acquisition, the financing transactions and Mr. Fuller’s employment arrangement with the Company do not purport to be a complete statement of the parties’ rights under the relevant agreements and are qualified in their entirety by reference to the full text of the Purchase Agreement, the Credit Facility and Mr. Fuller’s employment agreement, as applicable, a copy of each of which the Company intends to file as an exhibit to its next Quarterly Report on Form 10-Q.  A copy of the press release announcing the Acquisition is furnished as Exhibit 99.1 to this Form 8-K.

Neither the Company nor Acquisition Corp nor any of their respective affiliates has any material relationship with 19 Entertainment or any of its affiliates other than in respect of the Purchase Agreement and the other ancillary agreements entered into in connection with the foregoing transaction.

Item 9.01: Financial Statements and Exhibits.

(a)                                  Financial Statements of Business Acquired:  In accordance with Item 9.01(a) of Form 8-K, the financial statements required pursuant to Regulation S-X will be filed by amendment to this Form 8-K not later than seventy-one calendar days after the date that this Form 8-K with respect to Item 2.01 above must be filed with the Securities and Exchange Commission.

The Company is furnishing with this Form 8-K, a copy of 19 Entertainment’s Report and Financial Statements for the year ended June 30, 2004, as filed with the United Kingdom Registrar of Companies under Section 242 of the Companies Act of 1985, which includes financial information of 19 Entertainment presented in United Kingdom GAAP, not reconciled to U.S. GAAP.  These financial statements have been prepared in accordance with United Kingdom law, and were not prepared in connection with the Acquisition.  Readers are cautioned to be aware that such financial statements were not prepared in accordance with or reconciled to U.S. GAAP.  The Company is in the process of preparing a reconciliation and arranging an audit under U.S. GAAP, which will be filed with the Securities and Exchange Commission as soon as it is reasonably available.  Such reconciliation to U.S. GAAP may result in significant changes in revenue, expenses and operating income from that reflected in 19 Entertainment’s Report and Financial Statements for the year ended June 30, 2004.

In accordance with SEC Release No. 33-8216, such financial information is being furnished under “Item 7.01. Regulation FD Disclosure,” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

(b)                                 Pro Forma Financial Information:  In accordance with Item 9.01(b) of Form 8-K, the pro forma financial information required pursuant to Regulation S-X will be filed by amendment to this Form 8-K not later than seventy-one calendar days after the date that this Form 8-K with respect to Item 2.01 above must be filed with the Securities and Exchange Commission.

(c)                                  The following documents are filed herewith as exhibits to this Form 8-K:

Exhibit No.

99.1	Press Release issued by the Company dated March 18, 2005.
99.2	19 Entertainment’s Report and Financial Statements filed with the United Kingdom Registrar of Companies under Section 242 of the Companies Act of 1985.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTS ENTERTAINMENT ENTERPRISES, INC. d/b/a CKX, INC.

Date: March 18, 2005	By:	/s/ Thomas P. Benson
Name: Thomas P. Benson
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued by the Company dated March 18, 2005.
99.2	19 Entertainment’s Report and Financial Statements filed with the United Kingdom Registrar of Companies under Section 242 of the Companies Act of 1985.